UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SILVER STAR PROPERTIES REIT, INC.
2909 Hillcroft, Suite 420
Houston, Texas 77057

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
STOCKHOLDER CONSENT

This proxy statement supplement, dated December 12, 2023, supplements the definitive proxy statement (the “Proxy Statement”) filed by Silver Star Properties REIT, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 29, 2023, and made available to the Company’s stockholders in connection with the solicitation of consents by the Board of Directors of the Company (the “Board”) in lieu of an Annual Meeting of the Stockholders of the Company (the “Stockholder Consent”).

This supplement is being filed with the SEC and is being made available to stockholders on or about December 12, 2023. Only stockholders of record as of the close of business on November 16, 2023, are entitled to consent in the Stockholder Consent.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

Removal of Proposal 2 From Stockholder Consideration

The Executive Committee of the Board has elected to remove Proposal 2 (Ratification of the appointment of Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm) from the Proxy Statement for the Stockholder Consent following Weaver’s declining to stand for reelection as the Company’s registered public accounting firm for the Annual Report for the 2023 fiscal year.

For additional information regarding Weaver’s declining to stand for reelection, please see “Item 4.01 Changes in the Registrant’s Certifying Accountant” in the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2023.

The record date for determining the stockholders entitled to consent in the Stockholder Consent has been set and remains as the close of business on November 16, 2023.

As a result of the removal of Proposal 2 from stockholder consideration in the Stockholder Consent, the Company notes the following important matters regarding voting:

•	The Company will not make available or distribute, and you do not need to sign, new consent cards or submit new voting instructions solely as a result of the removal of Proposal 2.

•	Any consent card or voting instructions received in the future for Proposals 1, 3, and 4 will be valid.

•	Consent cards or voting instructions received with direction on Proposal 2 will not be voted on Proposal 2. Consent cards received and providing direction on the remaining proposals contained in the Proxy Statement (i.e., Proposals 1, 3, and 4) will remain valid and will be voted on as directed.

•	If you already submitted a consent card, you do not need to resubmit consents with different directions, unless you wish to change votes previously cast on the remaining proposals.

Supplemental Disclosure Regarding the Independence of Gerald Haddock

The Company is providing the following information as supplemental disclosure to the Proxy Statement.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2023, on December 8, 2023, the Executive Committee of the Board appointed Gerald Haddock as the Company’s Executive Chairman and Chief Executive Officer. Following his appointment as Executive Chairman and Chief Executive Officer, Mr. Haddock does not meet the definition of an “independent director” contained in our charter. The “independent director” status of the Board’s other director nominees, Jack Tompkins and James Still, will not be impacted by Mr. Haddock’s appointment as Executive Chairman and Chief Executive Officer.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On November 29, 2023, the Company filed the Proxy Statement and definitive form of consent card with the SEC in connection with its solicitation of consents from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING CONSENT CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by stockholders with the SEC for no charge at the SEC’s website at www.sec.gov.